Exhibit 99.1

Toast Announces Second Quarter 2023 Financial Results

Quarterly record of over 7,500 net new location adds
Annualized recurring run-rate (ARR) reached a milestone of over $1B as of June 30, 2023
Achieved positive Adj. EBITDA for the first time since IPO

BOSTON, MA – August 8, 2023 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the second quarter ended June 30, 2023.

“Toast delivered record results in the second quarter. In addition to exceeding $1B in ARR, Toast reached Adjusted EBITDA profitability and positive free cash flow for the first time since IPO as we remain focused on driving lean, durable growth,” said Toast CEO Chris Comparato. “We’re still in the early stages of the opportunity ahead of us, and with proof points including our new Marriott deal and adding a record number of restaurant locations, we are more confident than ever in our ability to penetrate the entire restaurant TAM. Continued product innovation, relentless focus on being a trusted partner to restaurants, and execution on our proven strategy position Toast to deliver value for our customers, shareholders and the entire restaurant community well into the future.”

Financial Highlights for the Second Quarter of 2023

•ARR as of June 30, 2023 was $1.1 billion, up 45% year-over-year.
•Gross Payment Volume (GPV) increased 38% year-over-year to $32.1 billion.
•Total locations increased over 35% year-over-year to approximately 93,000, with net new locations of over 7,500 in Q2 2023.
•Revenue grew 45% year-over year to $978 million.
•Gross profit of $208 million was up 84% year-over-year. Non-GAAP gross profit grew 80% year-over year to $225 million.
•Net loss was $(98) million in Q2 2023 compared to net loss of $(54) million in Q2 2022. Adjusted EBITDA was $15 million in Q2 2023 compared to Adjusted EBITDA of $(33) million in Q2 2022.
•Net cash provided by operating activities of $50 million and Free Cash Flow of $39 million in Q2 2023, compared to net cash (used in) operating activities of $(21) million and Free Cash Flow of $(30) million, respectively, in Q2 2022.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook

For the third quarter ending September 30, 2023, Toast expects to report:
•Revenue in the range of $1,010 million to $1,040 million
•Adjusted EBITDA in the range of $15 million to $25 million

For the full year ending December 31, 2023, Toast expects to report:
•Revenue in the range of $3,810 million to $3,870 million (up from $3,710 million to $3,800 million)
•Adjusted EBITDA in the range of $15 million to $35 million (up from $(10) million to $10 million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Recent Business Highlights

•In June, Toast announced an agreement with Marriott International, to make Toast for Hotel Restaurants technology available to food and beverage outlets within Marriott’s Select service hotels in the United States and Canada. Launched in May 2022, Toast for Hotel Restaurants is designed to meet the unique needs of hotel restaurant operators and offers robust integrations with leading property management systems (PMS).
•To help restaurants seamlessly manage large catering orders and event planning, Toast announced the launch of Toast Catering & Events. The new product is fully integrated with the Toast point-of-sale and supports customizable banquet event orders, fulfillment tools, and lead management functionality.
•Toast selected the location of its new headquarters in Boston’s Seaport District at 333 Summer Street. Toast plans to open the new space in early 2024. The new space will be designed to allow Toast to better support its culture and enable better collaboration and innovation.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, August 8, 2023 to discuss the results. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a single platform of software as a service, or SaaS, products and financial technology solutions that give restaurants everything they need to run their business across point of sale, operations, digital ordering and delivery, marketing and loyalty, and team management. By serving as the restaurant operating system across dine-in, takeout, and delivery channels, Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the third fiscal quarter and full year of 2023; future operating results; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; success of Toast’s marketing and sales strategies; the agreement between Toast and Marriott International and its impact on Toast’s business and operations; the expected impact of Toast Catering & Events; Toast’s plan regarding its new headquarters in Boston; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers both in the U.S. and globally; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2022, Toast’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription services	$121	$76	$227	$139
Financial technology solutions	808	562	1,482	1,000
Hardware	41	30	72	59
Professional services	8	7	16	12
Total revenue	978	675	1,797	1,210
Costs of revenue:
Subscription services	39	27	75	51
Financial technology solutions	631	448	1,155	796
Hardware	67	61	123	113
Professional services	32	25	60	46
Amortization of acquired intangible assets	1	1	2	2
Total costs of revenue	770	562	1,415	1,008
Gross profit	208	113	382	202
Operating expenses:
Sales and marketing	100	77	199	148
Research and development	92	67	177	129
General and administrative	96	68	179	125
Total operating expenses	288	212	555	402
Loss from operations	(80)	(99)	(173)	(200)
Other income (expense):
Interest income, net	9	1	17	1
Change in fair value of warrant liability	(26)	44	(23)	123
Other income (expense), net	—	—	1	(1)
Loss before provision for income taxes	(97)	(54)	(178)	(77)
Provision for income taxes	(1)	—	(1)	—
Net loss	$(98)	$(54)	$(179)	$(77)
Net loss per share attributable to common stockholders:
Basic	$(0.19)	$(0.11)	$(0.34)	$(0.15)
Diluted	$(0.19)	$(0.11)	$(0.34)	$(0.39)
Weighted average shares used in computing net loss per share:
Basic	529,226,266	509,532,418	526,677,000	507,420,257
Diluted	529,226,266	509,532,418	526,677,000	508,176,495

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$488	$547
Marketable securities	502	474
Accounts receivable, net	115	77
Inventories, net	107	110
Deferred costs, net	52	44
Prepaid expenses and other current assets	191	155
Total current assets	1,455	1,407
Property and equipment, net	61	61
Operating lease right-of-use assets	25	77
Intangible assets, net	30	29
Goodwill	113	107
Restricted cash	43	28
Deferred costs, non-current	52	38
Other non-current assets	16	14
Total non-current assets	340	354
Total assets	$1,795	$1,761
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$42	$30
Operating lease liabilities	8	14
Deferred revenue	41	39
Accrued expenses and other current liabilities	493	413
Total current liabilities	584	496
Warrants to purchase common stock	90	68
Operating lease liabilities, non-current	25	80
Deferred revenue, non-current	12	7
Other long-term liabilities	5	12
Total liabilities	716	663
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100,000,000 shares authorized, no shares issued or outstanding	—	—
Class A common stock, $0.000001 par value- 7,000,000,000 shares authorized, 376,140,827 and 353,094,009 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Class B common stock, $0.000001 par value- 700,000,000 shares authorized, 156,795,897 and 169,933,289 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Treasury stock, at cost- 225,000 shares outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Accumulated other comprehensive loss	(2)	(2)
Additional paid-in capital	2,637	2,477
Accumulated deficit	(1,556)	(1,377)
Total stockholders’ equity	1,079	1,098
Total liabilities and stockholders’ equity	$1,795	$1,761

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(98)	$(54)	$(179)	$(77)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8	6	14	12
Stock-based compensation expense	72	57	135	110
Amortization of deferred costs	14	10	28	20
Change in fair value of warrant liability	26	(44)	23	(123)
Credit loss expense	12	4	25	7
Change in deferred income taxes	—	—	(1)	—
Asset impairments	15	—	15	—
Other	(12)	1	(12)	3
Changes in operating assets and liabilities:
Accounts receivable, net	(22)	(13)	(42)	(15)
Prepaid expenses and other current assets	3	3	(3)	(11)
Deferred costs, net	(26)	(18)	(50)	(35)
Inventories, net	5	(18)	4	(20)
Accounts payable	6	8	12	(4)
Accrued expenses and other current liabilities	44	37	24	76
Deferred revenue	4	2	7	(4)
Operating lease right-of-use assets and operating lease liabilities	1	2	1	—
Other assets and liabilities	(2)	(4)	(6)	(7)
Net cash provided by (used in) operating activities	50	(21)	(5)	(68)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	—	(9)	—
Capitalized software	(9)	(4)	(17)	(5)
Purchases of property and equipment	(2)	(5)	(4)	(7)
Purchases of marketable securities	(175)	(110)	(351)	(140)
Proceeds from the sale of marketable securities	6	14	13	32
Maturities of marketable securities	168	66	315	78
Other investing activities	—	—	(1)	—
Net cash used in investing activities	(12)	(39)	(54)	(42)
Cash flows from financing activities:
Change in customer funds obligations, net	(6)	10	31	37
Proceeds from issuance of common stock	4	3	15	7
Payment of contingent consideration	—	—	—	(2)
Net cash provided by (used in) financing activities	(2)	13	46	42
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	36	(47)	(13)	(68)
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	586	830	635	851
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$622	$783	$622	$783
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$488	$697	$488	$697
Cash held on behalf of customers	91	72	91	72
Restricted cash	43	14	43	14
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$622	$783	$622	$783

Supplemental disclosure of non-cash investing and financing activities:
Issuance of Class B common stock upon exercise of common stock warrants	1	—	1	18

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net (loss) income, adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, net, other income (expense) net, acquisition expenses, fair value adjustments on warrant liabilities, expenses related to early termination of leases (which includes associated asset impairments), charitable contribution stock-based expense, and income taxes, as applicable.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and charitable contribution stock-based expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs.

Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of our platform, which in turn drives our financial performance. As our customers generate more sales and therefore more GPV, we generally see higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate this metric, we first calculate recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) our monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) our in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. We believe this approach provides an indication of our scale, while also controlling for short-term fluctuations in payments volume. Our ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with our platform, pricing, competitive offerings, economic conditions, or overall changes in our customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect our revenue or gross profit determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, and should be viewed independently of, and not combined with or substituted for, our revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of our future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in billions)	2023	2022	% Growth	2023	2022	% Growth
Gross Payment Volume (GPV)	$32.1	$23.3	38%	$58.8	$41.1	43%

	As of June 30,
(dollars in millions)	2023	2022	% Growth
Annualized Recurring Run-Rate (ARR)	$1,140	$787	45%

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Net loss	$(98)	$(54)	$(179)	$(77)
Stock-based compensation expense and related payroll tax	74	59	141	112
Depreciation and amortization	8	6	14	12
Interest income, net	(9)	(1)	(17)	(1)
Acquisition expenses	—	1	1	1
Change in fair value of warrant liability	26	(44)	23	(123)
Termination of leases	13	—	13	(2)
Provision for income taxes	1	—	1	—
Adjusted EBITDA	$15	$(33)	$(3)	$(78)
Sums may not equal totals due to rounding.

Non-GAAP Costs of Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Costs of revenue	$770	$562	$1,415	$1,008
Stock-based compensation expense and related payroll tax	11	8	21	16
Depreciation and amortization	6	4	11	8
Non-GAAP costs of revenue	$753	$550	$1,383	$984
Sums may not equal totals due to rounding.

Non-GAAP Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Gross profit	$208	$113	$382	$202
Stock-based compensation expense and related payroll tax	11	8	21	16
Depreciation and amortization	6	4	11	8
Non-GAAP gross profit	$225	$125	$414	$226
Sums may not equal totals due to rounding.

Non-GAAP Sales and Marketing Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Sales and marketing expenses	$100	$77	$199	$148
Stock-based compensation expense and related payroll tax	15	13	30	26
Depreciation and amortization	1	1	2	1
Non-GAAP sales and marketing expenses	$84	$63	$167	$121

Non-GAAP Research and Development Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Research and development expenses	$92	$67	$177	$129
Stock-based compensation expense and related payroll tax	25	18	48	34
Depreciation and amortization	1	1	1	1
Non-GAAP research and development expenses	$66	$48	$128	$94

Non-GAAP General and Administrative Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
General and administrative expenses	$96	$68	$179	$125
Stock-based compensation expense and related payroll tax	22	20	42	35
Depreciation and amortization	—	1	1	2
Acquisition expenses	—	1	1	1
Termination of leases	13	—	13	(2)
Non-GAAP general and administrative expenses	$61	$46	$122	$89

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$50	$(21)	$(5)	$(68)
Purchases of property and equipment	(2)	(5)	(4)	(7)
Capitalized software	(9)	(4)	(17)	(5)
Free Cash Flow	$39	$(30)	$(26)	$(80)

TOST-FIN

Source: Toast